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                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549


                            _____________________________

                                       FORM 8-K

                            _____________________________


                                    CURRENT REPORT

                          Pursuant to Section 13 or 15(d) of
                         The Securities Exchange Act of 1934


        Date of Report (date of earliest event reported)    January 19, 1998


                           Packaging Resources Incorporated
                -----------------------------------------------------
                (Exact name of registrant as specified in its charter)

         Delaware                     333-05885             36-3321568
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(State or other jurisdiction         (Commission            (IRS Employer
of incorporation)                    File Number)           Identification No.)


One Conway Park
100 Field Drive, Suite 300
Lake Forest, Illinois                                 60045
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(Address of Principal Executive Offices)           (Zip Code)


Registrant's telephone number, including area code     (847) 295-6100
                                                     ------------------


                                        No Change
            ------------------------------------------------------------
            (Former name or former address, if changed since last report)



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                           PACKAGING RESOURCES INCORPORATED



ITEM 5:   Other Events:

          Packaging Resources Incorporated (the "Company") and the Yoplait U.S.A. division ("Yoplait") of General Mills, Inc. ("General Mills") have agreed that the Company will continue to serve as the sole supplier of Yoplait's six ounce yogurt container until June 30, 2000. Yoplait has advised the Company that based on its decision to introduce a new packaging design, the Company will no longer serve as the supplier for such containers after June 30, 2000. The Yoplait six ounce containers accounted for approximately 22% of the Company's net sales during the nine months ended November 30, 1997. Under the terms of its agreement, Yoplait has committed to purchase annual unit volumes higher than 1997 levels.

          The Company and Yoplait also have agreed that the Company will continue to serve as the sole supplier of Yoplait's four ounce container until June 30, 2000. Yoplait has advised the Company that it intends to continue to use the Company as its supplier for such containers beyond June 30, 2000.








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                                      SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                         PACKAGING RESOURCES INCORPORATED
                           (Registrant)


Dated: January 26, 1998

                         By:  /s/ Jerry J. Corirossi
                              -----------------------------------------
                         Name:   Jerry J. Corirossi
                         Title:  Vice President, Finance and Administration and
                                 Chief Financial Officer